EXHIBIT 10.1

EMPLOYMENT AGREEMENT

BETWEEN:

DAVIDsTEA INC., having a place of business at 5430 rue Ferrier, Town of Mount Royal, Quebec H4P 1M2, Canada;

(the “Corporation”)

- and -

Herschel Segal, residing in the City of Westmount, Québec, Canada;

(the “Employee”)

(collectively, the “Parties”)

WHEREAS the Corporation wishes to employ the Employee on the terms set forth in this Agreement;

AND WHEREAS the Employee wishes to be so employed by the Corporation;

NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
POSITION AND START DATE

1.1 Start Date and Term

(a) This Agreement shall be effective commencing on December 16, 2020 (the “Start Date”) and will terminate one year following such date, known as the “Term”, subject to earlier termination of this Agreement as set out below.

(b) Following the end of the Term, this Agreement will renew automatically under the same terms and conditions unless prior written notice of non-renewal of the Agreement is provided by either party no less than thirty (30) days prior to the end of the Term.

1.2 Title and Position

(a) The Corporation shall employ the Employee as its Strategic Advisor.

(b) The Employee shall report to, and be subject to the control and direction of the President and Chief Operating Officer of the Corporation.

(c) The Employee’s duties and responsibilities shall include, in addition to those inherent to the Employee’s title and normally pertaining to such title, those compatible with the Employee’s position and which the President and Chief Operating Officer may delegate to him from time to time.

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ARTICLE 2

COMPENSATION AND BENEFITS

2.1 Base Salary

The annual base salary of the Employee shall be one hundred and fifty thousand dollars (CAD $150,000) (the “Base Salary”), which includes the annual vacation pay amount, and payable in accordance with the Corporation’s normal payroll practices, less applicable deductions.

2.2 Approved Business Expenses and Special Discretionary Travel and Expense Reimbursement

The Corporation shall reimburse the Employee for all approved expenses incurred by the Employee in the performance of his duties under this Agreement, upon presentation of supporting receipts or vouchers.

2.3 Benefit Plans

Upon the Start Date, the Employee shall be eligible to participate in the Corporation’s group insurance benefits programs generally made available to the Corporation’s full-time employees, the whole in accordance with the terms and conditions set forth in the programs or plans that the Corporation may institute or amend from time to time.

2.4 No Other Benefits

The Employee is not entitled to any other benefit or perquisite other than as specifically set out in this Agreement or as agreed to in writing with the Corporation.

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ARTICLE 3

TERMINATION

3.1 Notwithstanding any other provision of this Agreement, either Party may terminate this Agreement at any time by giving ten (10) days’ written notice to the other Party, in which case, the Corporation shall have no obligations to the Employee following the termination date except for payment of the Base Salary and reimbursement of business expenses, subject to Section 2.2, up until the Employee’s last working day.

ARTICLE 4

GENERAL CONTRACT PROVISIONS

4.1 This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral relating to the Employee’s employment with the Corporation.

4.2 This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Province of Quebec and any federal Laws of Canada.

4.3 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such enforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

4.4 This Agreement and all related documents were drafted in English further to parties’ request. Le présent contrat et tous les documents lui étant relies ont été rédigés en anglais à la demande expresse des parties.

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IN WITNESS WHEREOF the parties have duly executed this Agreement.

DAVIDsTEA INC.

per: /s/ Susan L. Burkman

per: /s/ Emilia Di Raddo

/s/ HERSCHEL SEGAL

HERSCHEL SEGAL

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